Exhibit 1.2

                                                                EXHIBIT A


                                SCANA CORPORATION
                              ---------------------

                          PRICE DETERMINATION AGREEMENT

                                                          October 9, 2002




Banc of America Securities LLC
UBS Warburg LLC
  as Representatives for the Several
  Underwriters Named in Schedule I to the Underwriting Agreement

c/o Banc of America Securities LLC
600 Montgomery Street - Equity Capital Markets
San Francisco, California  94111

c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

                  Reference is made to the Underwriting Agreement, dated October 9, 2002 (the "Underwriting Agreement"), among SCANA Corporation, a South Carolina corporation (the "Company"), and the several Underwriters named in
Schedule I thereto or hereto (the "Underwriters"), for whom you are acting as representatives (collectively, the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 5,250,000 shares (the "Firm Shares") of the Company's common stock, no par value per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

                  Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

                  I. The initial public offering price per share for the Firm Shares shall be $25.10.

                  II. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $24.2843 representing an amount equal to the initial public offering price set forth above, less $0.8157 per share.


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                  The Company represents and warrants to each of the
Underwriters that the representations and warranties of the Company set forth in
Section 3 of the Underwriting Agreement are accurate in all respects as though expressly made at and as of the date hereof.

                  As contemplated by the Underwriting Agreement, attached as
Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

                  This Agreement shall be governed by the law of the State of New York.











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


                  If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                 Very truly yours,

                                 SCANA CORPORATION


                                 By:      s/W. B. Timmerman
                                          -----------------------------
                                 Name:    William B. Timmerman
                                          -----------------------------
                                 Title:   Chairman, CEO & President
                                          -----------------------------



Confirmed as of the date first above mentioned:

BANC OF AMERICA SECURITIES LLC


Acting on behalf of itself and as the Representative of the other several Underwriters.

By:      s/ Stephen P. Ortiz
         ----------------------------
Name:    Stephen P. Ortiz
         ----------------------------
Title:    Managing Director
          --------------------------


UBS WARBURG LLC


Acting on behalf of itself and as the Representative of the other several Underwriters.

By:    s/Thomas R. Osborne                  s/James W. Runcie
       -----------------------------        ----------------------------
Name:  Thomas R. Osborne                    James W. Runcie
       ------------------------------        ----------------------------
Title:  Managing Director                   Executive Director
        --------------------------          ----------------------------